Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2025 relating to the consolidated financial statements of SiTime Corporation and the effectiveness of SiTime Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of SiTime Corporation for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
San Jose, California
February 14, 2025